Exhibit 10.5

REVOLVING LOAN COMMITMENT AGREEMENT

CITICORP NORTH AMERICA, INC.

May 30, 2006

Strategic Hotel Funding, L.L.C.

77 West Wacker Drive

Suite 4600

Chicago, Illinois 60601

Re: Additional Revolving Loan Commitment

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of November 9, 2005 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), between Strategic Hotel Funding, L.L.C. (the “Borrower” or “you”), Deutsche Bank Trust Company Americas (“DBTCA”), as the administrative agent (in such capacity, the “Administrative Agent”) and the various financial institutions as are or may become parties thereto as lenders (together with DBTCA, collectively the “Lenders” and individually, a “Lender”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

The undersigned Citicorp North America, Inc. (the “Additional Revolving Loan Lender”) party to this letter agreement (this “Agreement”) hereby agrees to provide the Additional Revolving Loan Commitment in the amount set forth opposite its name on Annex I attached hereto (its “Additional Revolving Loan Commitment”). The Additional Revolving Loan Commitment provided pursuant to this Agreement shall (x) be subject to the terms and conditions set forth in the Credit Agreement, including Section 2.8 thereof and (y) upon the effectiveness of this Agreement, increase the Revolving Loan Commitment of the respective Additional Revolving Loan Lender under the Credit Agreement as contemplated by Section 2.8 of the Credit Agreement and the definition of Additional Revolving Loan Commitment.

The Additional Revolving Loan Lender and the Borrower acknowledge and agree that, with respect to the Additional Revolving Loan Commitment provided by the Additional Revolving Loan Lender pursuant to this Agreement, the Additional Revolving Loan Lender shall receive a fee equal to that amount set forth opposite its name on Annex I attached hereto, which fee shall be due and payable to the Additional Revolving Loan Lender on the effective date of this Agreement.

The Additional Revolving Loan Lender (i) confirms that it is (I) a parent company and/or an affiliate of a Lender which is at least 50% owned by such Lender or its parent company, or (II) in the event the Additional Revolving Loan Lender is a fund that invests in bank loans, a fund that invests in bank loans and is managed by the same investment advisor of a Lender or by an affiliate of such investment advisor or (III) an Eligible Assignee under Section 10.9 of the Credit Agreement, (ii) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender, and (vi) to the extent legally entitled to do so, attaches the forms described in Section 10.9 of the Credit Agreement.

Borrower acknowledges and agrees that all Obligations with respect to Additional Revolving Loan Commitments shall be fully guaranteed pursuant to the Guaranty in accordance with the terms and provisions thereof.

The effective date of this Agreement shall be the date on which (i) the parties hereto have executed a counterpart of this Agreement and delivered same to the Administrative Agent, (ii) all fees and expenses required to be paid in connection herewith have been paid, (iii) the satisfaction of the conditions in Section 2.8 of the Credit Agreement and (iv) the other conditions precedent set forth in Annex II hereto (which shall be consistent with the requirements of Section 2.8 of the Credit Agreement and the Additional Loan Commitment Requirements) have been satisfied, which date shall be no later than the date hereof.

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of the same to us before the close of business on the date hereof. If you do not so accept this Agreement by such time, our Additional Revolving Loan Commitments set forth in this Agreement shall be deemed cancelled.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts or by fax) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Loan Documents pursuant to Section 10.1 of the Credit Agreement.

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THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Very truly yours,

CITICORP NORTH AMERICA, INC

By	/s/ Niraj Shah
Name: Niraj Shah
Title: Vice President

LIBO OFFICE, DOMESTIC LENDING OFFICE AND NOTICE ADDRESS:

Citicorp North America, Inc.
2 Penns Way, 1st Floor
New Castle DE 19720

Very truly yours,
Attention:	Jessica Zimmers, Loan Specialist
Telephone:	302-894-6052
Facsimile:	212-994-0849
Email:	Jesssica.Zimmers@citigroup.com

Agreed and Accepted

this 30th day of May, 2006:

STRATEGIC HOTEL FUNDING, L.L.C.

By:	/s/ Ryan M. Bowie
Name: Ryan M. Bowie
Title: Assistant Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS,

    as Administrative Agent

By:	/s/ George R. Reynolds
Name: George R. Reynolds
Title: Vice President

By:	/s/ James Rolison
Name: James Rolison
Title: Director

ANNEX I

Name of Additional Revolving Loan Lender	Amount of Additional Revolving Loan Commitment	Upfront Fee
Citicorp North America, Inc.	$25,000,000.00	20 basis points

Conditions Precedent

Payment of Administrative Agent’s fees and expenses

Payment of upfront fee to Additional Revolving Loan Lender

Legal opinion of Borrower’s counsel